IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS THIRD-QUARTER 2017 RESULTS

HIGHLIGHTS

•	Company achieves record third quarter box office, up 17% over the prior-year

•	IMAX domestic box office increased 18% year-over-year, compared to the overall industry box office decline of 14%

•	Reduced SG&A, excluding stock-based compensation by 11% compared to the prior year period, largely the result of the Company’s recently announced cost-reduction exercise

•	Network Business margin of 67% up 500 basis points compared to prior third quarter

•	Company’s network expansion continues with 49 new theatre system installations in the third quarter, commercial network count reaches 1,203 screens

•	151 signings over first nine months, 88% of which come from existing partners; backlog at 545 systems

NEW YORK – Oct. 26, 2017 – IMAX Corporation (NYSE:IMAX) today reported third-quarter 2017 revenue of $98.8 million and a net loss attributable to common shareholders of $0.9 million, or $0.01 per diluted share. Adjusted net income attributable to common shareholders for the third quarter was $0.08 per diluted share, which excludes charges and impairments associated with the Company’s cost-reduction initiative and stock based compensation. For reconciliations of reported results to non-GAAP financial results, and for the definition and reconciliation of Adjusted EBITDA as calculated in accordance with the Company’s credit facility, please see the end of this press release.

“Our third-quarter global box office marked IMAX’s highest-grossing third quarter ever, growing 17% to $219 million. In addition to our box office growing 18% in the domestic market, despite the overall North America box office decline of roughly 14%, we also saw exceptional performance from our international, ex-China box office. This segment, which represents 27% of our theater network, accounted for over 34% of our total box office last quarter – underpinning the significance of our growing presence in key markets such as Japan, India and Europe,” said Richard L. Gelfond, IMAX Corporation CEO. “Last quarter we laid out several initiatives aimed at increasing the revenue generation of our network and reducing our cost structure. While we are still in the early stages of fully implementing these initiatives, we were pleased with the tangible progress we made in the third quarter—facilitating heightened box office and notable margin expansion across our core business.”

Third-Quarter 2017 Results

Network Update

During the quarter, the Company installed 51 theaters, of which 49 were for new theater locations and two were upgrades. The total IMAX theater network consisted of 1,302 systems as of Sept. 30, 2017, of which 1,203 were in commercial multiplexes. There were 545 theaters in backlog as of Sept. 30, 2017, up 9% from the 547 in backlog as of Sept. 30, 2016.

Continuing to build upon the Company’s record signings momentum from 2016, IMAX signed contracts for 17 new theaters in the third quarter of 2017. Through the first nine months of 2017, the Company signed contracts for 147 new theater systems and four upgrades across 28 countries, including the US, China, India, Japan, Germany and The

Netherlands. For a breakdown of theater system signings, installations, network and backlog by type for the third quarter of 2017, please see the end of this press release.

“The IMAX consumer value proposition was on full display last quarter. Despite overall cinema industry challenges, it was our strongest third quarter ever, underpinned by our outperformance on blockbuster-titles such as Dunkirk. Internationally, box office from our international, ex-China network, now exceeds that of our domestic business. In fact, we grew box office in this segment by 25% year-over-year. And given 25% of our backlog is slated for markets outside of North America and China, we anticipate this piece of our business to become even more meaningful over time.” Gelfond concluded, “As a Company, our priority remains profitably growing our network. We achieved healthy operating leverage in our core business last quarter, benefiting from the incremental nature of our theatre installations and the attractive returns IMAX screens continue to generate, especially under a more modest cost structure.”

Box Office Update

Gross box office from IMAX DMR® increased by 17.4% to $218.8 million in the third quarter of 2017 from $186.3 million in the third quarter of 2016, resulting in higher DMR revenues. Gross box office per-screen for the third quarter of 2017 averaged $181,122, in comparison to $184,700 in the third quarter of 2016 as the increase in gross box office did not increase at the same growth rate as the IMAX theater network. In the third quarter of 2017, gross box office was generated primarily by the exhibition of 24 films (17 new and 7 carryovers), as compared to 29 films (21 new and 8 carryovers) exhibited in the third quarter of 2016. Our third quarter 2017 results include box office attributable to the theatrical release of “Marvel’s Inhumans”, which underperformed our expectations.

Please reference the chart below for a breakout of box office and per-screen averages on a regional basis:

	Box Office (M’s)		Per Screen Average (000’s)
	Q3 2017	Q3 2016	Q3 2017	Q3 2016
Global	$218.8	$186.3	$181.1	$184.7
Domestic	80.1	68.1	197.9	174.2
Greater China	59.6	55.2	134.1	170.9
Other Intl.	79.1	63.0	220.4	213.8

Third-Quarter Segment Results

Network Business

•

Network business revenue was $42.6 million in the quarter, compared with $36.5 million in the prior-year period. Margins for the network business were 67.0% in the most recent quarter, compared to 61.8% in the prior-year period.

•

IMAX DMR revenues were $26.0 million in the third quarter of 2017, compared to $21.5 million in the third quarter of 2016. Gross margin for the IMAX DMR segment was 69.7%, up over 1,100 basis points compared to 57.8% in the prior-year comparative period. The margin increase was primarily a result of stronger box office and a reduction in DMR expenses year-over-year.

•

Revenue from joint revenue-sharing arrangements was $15.6 million in the quarter, compared with $14.2 million in the prior-year comparative period. Gross margin for joint revenue-sharing arrangements was 60.1%, compared to 65.8% in the prior-year comparative period.

Theater Business

•	Theater business segment revenue was $43.5 million in the quarter, compared with $43.2 million in the prior-year comparative period.

•	The Company’s gross margin on full, new sales and sales-type leases were 68.2% compared with 68.8% in the year-ago period, primarily a result of the regional mix of installations.

•	The Company now expects to install approximately 160 to 165 new IMAX theater systems in 2017, versus its previous outlook of 160 installations.

Consolidated Results

The gross margin across all segments in the third quarter of 2017 was $39.9 million, or 40.4% of total revenue, compared to $44.9 million, or 51.9% of total revenue in the third quarter of 2016. Our total gross margin reflects investment in new business initiatives in the amount of $11.1 million in the quarter. This figure was largely a result of the Company’s investment in the new television series “Marvel’s Inhumans”. Operating expenses (which include SG&A and R&D, and exclude stock-based compensation) were $25.0 million in the quarter, down 9% compared to $27.4 million in the third quarter of 2016.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at www.imax.com/content/investor-relations. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag. In addition, the Company maintains a Twitter account: @IMAX_Investors. The Company intends to use Twitter to disclose the box office information, as well as other information that may be of interest to the Company’s investor community.

The information posted on the Company’s website and/or via its Twitter account may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website and its Twitter account in addition to the Company’s press releases, SEC filings and public conference calls and webcasts.

Conference Call

The Company will host a conference call today at 8:30AM ET to discuss its third-quarter 2017 financial results. This call is being webcast by Nasdaq and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 274-0251 approximately 5 to 10 minutes before the call begins. Other international callers should dial (416) 640-5944. The conference ID for the call is 5695574. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 5695574.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of September 30, 2017, there were 1,302 IMAX theater systems (1,203 commercial multiplexes, 13 commercial destinations, 86 institutional) operating in 75 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security; risks related to the Company’s inability to protect its intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; the failure to fully realize the projected cost savings and benefits from the Company’s restructuring initiative; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: Michael K. Mougias 212-821-0187 mmougias@imax.com	Media: IMAX Corporation, New York Ann Sommerlath 212-821-0155 asommerlath@imax.com

Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com	Entertainment Media: Principal Communications Group, Los Angeles Melissa Zuckerman/Paul Pflug 323-658-1555 melissa@pcommgroup.com paul@pcommgroup.com

Additional Information

Signings and Installations

September 30, 2017

	Three Months Ended September 30,
Theater System Signings:	2017		2016
Full new sales and sales-type lease arrangements	17		5
New traditional joint revenue sharing arrangements	-		155
New hybrid joint revenue sharing arrangements	-		1

Total new theaters	17		161
Upgrades of IMAX theater systems	-		1

Total Theater Signings	17		162

	Three Months Ended September 30,
Theater System Installations:	2017		2016
Full new sales and sales-type lease arrangements	19		15
New traditional joint revenue sharing arrangements	25		24
New hybrid joint revenue sharing arrangements	5		9

Total new theaters	49		48
Upgrades of IMAX theater systems	2	(1)	2	(1)

Total Theater Installations	51		50

	September 30,		September 30,
Theater Backlog:	2017		2016
New sales and sales-type lease arrangements	170		158
New joint revenue sharing arrangements
Hybrid arrangements	130		103
Traditional arrangements	245		286

Total Theater Backlog	545	(2)	547	(3)

	September 30,		September 30,
Theater Network:	2017		2016
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	501		445
Traditional joint revenue sharing arrangements	575		487
Hybrid joint revenue sharing arrangements	127		105

Total Commercial Multiplex Theaters	1,203		1,037

Commercial Destination Theaters	13		16
Institutional Theaters	86		92

Total Theater Network	1,302		1,145

(1)

Includes one installation of an upgrade to a laser-based digital system under a traditional joint revenue sharing arrangement and one under a sales arrangement (2016 – two laser-based digital systems under sales and sales-type lease arrangements).

(2)	Includes 25 laser-based digital theater system configurations, including three upgrades. The Company continues to develop and roll out its laser-based digital projection system
(3)	Includes 20 laser-based digital theater system configurations, including five upgrades.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Equipment and product sales	$30,714	$30,835	$63,593	$81,064
Services	49,817	37,195	133,264	122,853
Rentals	15,849	16,007	51,143	58,538
Finance income	2,420	2,288	7,214	6,991
Other	-	225	-	975

	98,800	86,550	255,214	270,421

Costs and expenses applicable to revenues
Equipment and product sales	14,270	15,690	32,352	49,075
Services	37,763	20,393	79,678	58,517
Rentals	6,899	5,504	18,086	15,367
Other	-	64	-	110

	58,932	41,651	130,116	123,069

Gross margin	39,868	44,899	125,098	147,352

Selling, general and administrative expenses	25,540	30,686	85,071	92,706

(including share-based compensation expense of $5.2 million and $16.2 million for the three and nine months ended September 30, 2017, respectively (2016 — $7.7 million and $22.5 million, respectively))

Research and development	4,626	4,460	14,638	11,603
Asset impairments	-	1,223	1,225	1,223
Amortization of intangibles	802	531	2,182	1,537
Receivable provisions, net of recoveries	963	275	2,088	631
Impairment of investments	-	-	-	194
Exit costs, restructuring charges and associated impairments	3,437	-	13,695	-

Income from operations	4,500	7,724	6,199	39,458
Interest income	253	370	761	1,217
Interest expense	(528)	(469)	(1,418)	(1,325)

Income from operations before income taxes	4,225	7,625	5,542	39,350
Provision for income taxes	(1,009)	(2,551)	(885)	(9,635)
Loss from equity-accounted investments, net of tax	(318)	(690)	(837)	(2,471)

Net income	2,898	4,384	3,820	27,244
Less: net income attributable to non-controlling interests	(3,748)	(1,859)	(6,307)	(7,401)

Net (loss) income attributable to common shareholders	$(850)	$2,525	$(2,487)	$19,843

Net (loss) income per share attributable to common shareholders - basic and diluted:
Net (loss) income per share – basic	$(0.01)	$0.04	$(0.04)	$0.29

Net (loss) income per share – diluted	$(0.01)	$0.04	$(0.04)	$0.29

Weighted average number of shares outstanding (000’s):
Basic	64,736	67,090	65,624	68,053
Fully Diluted	64,803	67,746	65,834	68,721

Additional Disclosure:
Depreciation and amortization(1)	$14,413	$12,115	$39,767	$34,179

(1) Includes $0.2 million and $0.4 million of amortization of deferred financing costs charged to interest expense for the three and nine months ended September 30, 2017, respectively (2016—$0.1 million and $0.4 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$157,708	$204,759
Accounts receivable, net of allowance for doubtful accounts of $1,356 (December 31, 2016 — $1,250)	102,514	96,349
Financing receivables	123,510	122,125
Inventories	37,371	42,121
Prepaid expenses	10,217	6,626
Film assets	19,048	16,522
Property, plant and equipment	269,815	245,415
Other assets	22,957	33,195
Deferred income taxes	33,369	20,779
Other intangible assets	31,127	30,416
Goodwill	39,027	39,027

Total assets	$846,663	$857,334

Liabilities
Bank indebtedness	$25,846	$27,316
Accounts payable	18,178	19,990
Accrued and other liabilities	89,781	93,208
Deferred revenue	120,770	90,266

Total liabilities	254,575	230,780

Commitments and contingencies

Non-controlling interests	2,340	4,980

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number. 64,892,201 issued and 64,754,961 outstanding (December 31, 2016 — 66,224,467 issued and 66,159,902 outstanding)	445,466	439,213
Less: Treasury stock, 137,240 shares at cost (December 31, 2016 — 64,565)	(4,386)	(1,939)
Other equity	173,524	177,304
Accumulated deficit	(92,423)	(47,366)
Accumulated other comprehensive loss	(1,846)	(5,200)

Total shareholders’ equity attributable to common shareholders	520,335	562,012
Non-controlling interests	69,413	59,562

Total shareholders’ equity	589,748	621,574

Total liabilities and shareholders’ equity	$846,663	$857,334

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash provided by (used in):
Operating Activities
Net income	$3,820	$27,244
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	39,767	34,179
Write-downs, net of recoveries	25,620	2,903
Change in deferred income taxes	(5,145)	(517)
Stock and other non-cash compensation	18,916	22,896
Unrealized foreign currency exchange gain	(863)	(206)
Loss from equity-accounted investments	539	2,769
Loss (gain) on non-cash contribution to equity-accounted investees	298	(298)
Investment in film assets	(30,686)	(14,162)
Changes in other non-cash operating assets and liabilities	11,153	(29,504)

Net cash provided by operating activities	63,419	45,304

Investing Activities
Purchase of property, plant and equipment	(16,356)	(10,033)
Investment in joint revenue sharing equipment	(35,538)	(25,524)
Investment in new business ventures	(1,500)	-
Acquisition of other intangible assets	(3,939)	(2,931)

Net cash used in investing activities	(57,333)	(38,488)

Financing Activities
Repayment of bank indebtedness	(1,500)	(1,500)
Settlement of restricted share units and options	(15,366)	(8,376)
Common shares issued—stock options exercised	14,419	7,196
Treasury stock purchased for future settlement of restricted share units	(4,386)	(6)
Taxes withheld and paid on employee stock awards vested	(218)	(230)
Repurchase of common shares	(46,138)	(100,378)
Taxes paid on secondary sale and repatriation dividend	-	(2,991)

Net cash used in financing activities	(53,189)	(106,285)

Effects of exchange rate changes on cash	52	124

Decrease in cash and cash equivalents during period	(47,051)	(99,345)

Cash and cash equivalents, beginning of period	204,759	317,449

Cash and cash equivalents, end of period	$157,708	$218,104

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has four primary reporting groups identified by nature of product sold or service provided: (1) Network Business, representing variable revenue generated by box-office results and which includes the reportable segments of IMAX DMR and contingent rent from the JRSAs and IMAX systems segments; (2) Theater Business, representing revenue generated by the sale and installation of theater systems and maintenance services, primarily related to the IMAX Systems and Theater System Maintenance reportable segments, and also includes fixed hybrid revenues and upfront installation costs from the JRSA segment; (3) New Business, which includes content licensing and distribution fees associated with our original content investments, virtual reality initiatives, IMAX Home Entertainment, and other business initiatives that are in the development and/or start-up phase, and (4) Other; which includes the film post-production and distribution segments and certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Revenue
Network Business
IMAX DMR	$25,971	$21,549	$77,136	$78,767
Joint revenue sharing arrangements – contingent rent	15,572	14,181	49,702	54,994
IMAX systems – contingent rent	1,094	779	2,573	3,178

	42,637	36,509	129,411	136,939

Theater Business
IMAX system
Sales and sales-type leases	25,111	21,804	48,178	58,522
Ongoing fees and finance income	2,646	3,104	7,844	8,808
Joint revenue sharing arrangements – fixed fees	2,658	5,517	4,536	11,946
Theater system maintenance	11,511	10,293	33,459	30,031
Other theater	1,586	2,445	5,449	7,789
	43,512	43,163	99,466	117,096

New Business	8,917	515	11,508	601

Other
Film distribution and post-production	2,698	4,419	11,369	9,781
Other	1,036	1,944	3,460	6,004

	3,734	6,363	14,829	15,785

Total	$98,800	$86,550	$255,214	$270,421

Gross margin
Network Business
IMAX DMR(1)	$18,114	$12,448	$52,578	$52,398
Joint revenue sharing arrangements – contingent rent(1)	9,351	9,340	33,271	41,620
IMAX systems – contingent rent	1,094	779	2,573	3,178

	28,559	22,567	88,422	97,196

Theater Business
IMAX system
Sales and sales-type leases	15,246	12,936	28,190	26,795
Ongoing fees and finance income	2,522	3,028	7,582	8,279
Joint revenue sharing arrangements – fixed fees(1)	624	1,640	887	3,096
Theater system maintenance	4,624	3,398	13,306	10,207
Other theater	247	314	1,082	993

	23,263	21,316	51,047	49,370

New Business	(11,912)	(284)	(13,432)	(861)

Other
Film distribution and post-production(1)	402	1,261	(262)	2,030
Other	(444)	39	(677)	(383)

	(42)	1,300	(939)	1,647

Total	$39,868	$44,899	$125,098	$147,352

(1)

IMAX DMR segment margins include marketing costs of $2.5 million and $9.8 million for the three and nine months ended September 30, 2017, respectively (2016 - $4.2 million and $11.7 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.3 million and $2.5 million for the three and nine months ended September 30, 2017, respectively (2016 - $0.9 million and $1.9 million, respectively). IMAX system sales and sales-type lease segment margins include marketing and commission costs of $1.1 million and $2.2 million for the three and nine months ended September 30, 2017, respectively (2016 - $1.3 million and $3.0 million, respectively). Film distribution and post production segment margins include marketing expense of less than $0.1 million and recovery of $0.7 million for the three and nine months ended September 30, 2017, respectively (2016 - expense of $0.6 million and $2.1 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share, EBITDA and adjusted EBITDA as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) and non-recurring charges on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests, its stock-based compensation (net of any related tax impact) and non-recurring charges in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Company is required to maintain a minimum level of “EBITDA”, as such term is defined in the Company’s credit agreement (and which is referred to herein as “Adjusted EBITDA”, as the credit agreement includes additional adjustments beyond interest, taxes, depreciation and amortization). EBITDA and Adjusted EBITDA (each as defined below) should not be construed as substitutes for net income or as better measures of liquidity as determined in accordance with U.S. GAAP. The Company believes that EBITDA and Adjusted EBITDA are relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry.

	For the	For the

	3 months ended	12 months ended

	September 30, 2017	September 30, 2017(1)
(In thousands of U.S. Dollars)
Net income	$2,898	$15,896
Add (subtract):
Provision for income taxes	1,009	7,462
Interest expense, net of interest income	275	864
Depreciation and amortization, including film asset amortization	14,252	51,521

EBITDA	$18,434	$75,743
Exit costs, restructuring charges and associated impairments	3,437	13,695
Stock and other non-cash compensation	6,419	27,606
Write-downs, net of recoveries including asset impairments and receivable provisions	12,465	23,104
Loss from equity accounted investments	318	687

Adjusted EBITDA before non-controlling interests(2)	41,073	140,835
Adjusted EBITDA attributable to non-controlling interests	(6,511)	(21,624)

Adjusted EBITDA attributable to common shareholders	$34,562	$119,211

Adjusted revenues attributable to common shareholders(3)	$87,180	$323,478

Adjusted EBITDA margin	39.6%	36.9%

(1)	Ratio of funded debt calculated using twelve months ended Adjusted EBITDA.

(2)	The Adjusted EBITDA calculation specified for purpose of the minimum Adjusted EBITDA covenant excludes the reduction in Adjusted EBITDA from the Company’s non-controlling interests.

(3)		3 months ended September 30, 2017		12 months ended September 30, 2017
	Total revenues		$98,800		$362,128
	Greater China revenues	$36,563		$121,870
	Non-controlling interest ownership percentage(4)	31.78%		31.71%

	Deduction for non-controlling interest share of revenues		(11,620)		(38,650)

	Adjusted revenues attributable to common shareholders		$87,180		$323,478

(4)	Weighted average ownership percentage for change in non-controlling interest share

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended September 30, 2017 vs. 2016:

The Company reported net income of $2.9 million, or $0.04 per basic and diluted share, for the third quarter of 2017 as compared to net income of $4.4 million, or $0.07 per basic and diluted share for the third quarter of 2016. Net income for the third quarter of 2017 includes a $5.7 million charge, or $0.09 per diluted share (2016 — $7.7 million or $0.11 per diluted share), for stock-based compensation and a $3.4 million charge, or $0.05 per diluted share, for exit costs, restructuring charges and associated impairments. Adjusted net income, which consists of net income excluding the impact of stock-based compensation, exit costs, restructuring charges and associated impairments and the related tax impact, was $9.2 million, or $0.14 per diluted share, for the third quarter of 2017 as compared to adjusted net income of $9.9 million, or $0.15 per diluted share, for the third quarter of 2016. The Company reported a net loss attributable to common shareholders of $0.9 million, or a $0.01 loss per basic and diluted share for the third quarter of 2017 (2016 — $2.5 million net income or $0.04 per basic and diluted share). Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation, exit costs, restructuring charges and associated impairments and the related tax impact, was $5.2 million, or $0.08 per diluted share, for the third quarter of 2017 as compared to adjusted net income attributable to common shareholders of $7.9 million, or $0.12 per diluted share, for the third quarter of 2016. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

(In thousands of U.S. dollars, except per share amounts)	Quarter Ended September 30,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$2,898	$0.04	$4,384	$0.07
Adjustments:
Stock-based compensation	5,739	0.09	7,742	0.11
Exit costs, restructuring charges and associated impairments	3,437	0.05	-	-
Tax impact on items listed above	(2,855)	(0.04)	(2,210)	(0.03)

Adjusted net income	9,219	0.14	9,916	0.15
Net income attributable to non-controlling interests	(3,748)	(0.06)	(1,859)	(0.03)
Stock-based compensation (net of tax of $0.1 million and less than $0.1 million, respectively)	(263)	-	(128)	-
Exit costs, restructuring charges and associated impairments (net of tax of less than $0.1 million)	(11)	-	-	-

Adjusted net income attributable to common shareholders	$5,197	$0.08	$7,929	$0.12

Weighted average diluted shares outstanding		64,803		67,746

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Nine Months Ended September 30, 2017 vs. 2016

The Company reported net income of $3.8 million, or $0.06 per basic and diluted share, for the nine months ended September 30, 2017 as compared to net income of $27.2 million, or $0.40 per basic and diluted share for the nine months ended September 30, 2016. Net income for the nine months ended September 30, 2017 includes a $17.8 million charge, or $0.27 per diluted share (2016 — $22.5 million or $0.32 per diluted share), for stock-based compensation and a $13.7 million charge, or $0.20 per diluted share for exit costs, restructuring charges and associated impairments. Adjusted net income, which consists of net income excluding the impact of stock-based compensation, exit costs, restructuring charges and associated impairments and the related tax impact, was $25.7 million, or $0.38 per diluted share, for the nine months ended September 30, 2017 as compared to adjusted net income of $43.3 million, or $0.63 per diluted share, for the nine months ended September 30, 2016. The Company reported a net loss attributable to common shareholders of $2.5 million, or a loss of $0.04 per basic and diluted share for the nine months ended September 30, 2017 (2016 — net income of $19.8 million, or $0.29 per basic and diluted share). Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation, exit costs, restructuring charges and associated impairments and the related tax impact, was $18.7 million, or $0.28 per diluted share, for the nine months ended September 30, 2017 as compared to adjusted net income attributable to common shareholders of $35.5 million, or $0.52 per diluted share, for the nine months ended September 30, 2016. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

(In thousands of U.S. dollars, except per share amounts)	Nine Months Ended September 30,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$3,820	$0.06	$27,244	$0.40
Adjustments:
Stock-based compensation	17,796	0.27	22,485	0.32
Exit costs, restructuring charges and associated impairments	13,695	0.20	-	-
Tax impact on items listed above	(9,578)	(0.15)	(6,394)	(0.09)

Adjusted net income	25,733	0.38	43,335	0.63
Net income attributable to non-controlling interests	(6,307)	(0.10)	(7,401)	(0.11)
Stock-based compensation (net of tax of $0.2 million and $0.1 million, respectively)	(544)	-	(421)	-
Exit costs, restructuring charges and associated impairments (net of tax of less than $0.1 million)	(179)	-	-	-

Adjusted net income attributable to common shareholders	$18,703	$0.28	$35,513	$0.52

Weighted average diluted shares outstanding		65,834		68,721

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

	For the	For the

	Three months ended	Nine months ended

	September 30, 2017	September 30, 2017
(In thousands of U.S. Dollars)
Net cash used in operating activities	$26,199	$63,419
Net cash used in investing activities	(25,888)	(57,333)

Net cash flow	$311	$6,086